AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT

     Amendment No. 2 (this "AMENDMENT NO. 2"), dated as of October __, 2016, by and between Atlantic Shareholder Services, LLC, a Delaware limited liability company (the "ATLANTIC"), and The Advisors' Inner Circle Fund III, a statutory trust organized under the laws of the State of Delaware (the "TRUST").

                             W I T N E S S E T H :

     WHEREAS, effective as of August 18, 2015, Atlantic and the Trust entered into a Transfer Agency Services Agreement (the "ORIGINAL AGREEMENT");

     WHEREAS, the Original Agreement was amended pursuant to an Amendment, dated as of November 3, 2015 (the Original Agreement, as amended, the "AGREEMENT")

     WHEREAS, pursuant to Section 15(a) of the Agreement, each of Atlantic and the Trust desires that the Agreement be amended in accordance with the terms and conditions of this Amendment.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended as follows:

     Section 1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

     Section 2. AMENDMENT TO SECTION 5(A). Section 5(a) of the Agreement is amended by deleting the first sentence thereof in its entirety and replacing such sentence with the following:

          "For the services provided by Atlantic pursuant to this Agreement, the Trust shall pay Atlantic, with respect to each Fund, a fee at the annual rate stated for the Fund in the applicable Schedule(s) referred to in Appendix A hereto (such Schedules(s), the "FEE SCHEDULE").

     Section 3. AMENDMENT OF APPENDIX A. Appendix A to the Agreement is amended and restated to read in its entirety as set forth in the Appendix A attached hereto.

     Section 4. SCHEDULE B. The Agreement is amended by adding a Schedule B in the form attached hereto.

     Section 5. AGREEMENT AS AMENDED. The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby and this Amendment No. 2 shall be effective as of the date first above written.

     Section 6. FULL FORCE AND EFFECT. If any term, provision, covenant or restriction of this Amendment No. 2 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 2, and the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 7. GOVERNING LAW. This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     Section 8. EXECUTION IN COUNTERPARTS. This Amendment No. 2 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 9. RATIFICATION, ADOPTION AND APPROVAL. In all respects not inconsistent with the terms and provisions of this Amendment No. 2, the Agreement is hereby ratified, adopted, approved and confirmed.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                   ATLANTIC SHAREHOLDER SERVICES, LLC

                                   By:  /s/ Christopher Koons
                                        ---------------------
                                        Name: Christopher Koons
                                        Title: Senior Vice President

                                   THE ADVISORS' INNER CIRCLE FUND III

                                   By:  /s/ Dianne M. Descoteaux
                                        ------------------------
                                        Name: Dianne M. Descoteaux
                                        Title: VP & Secretary

                         APPENDIX A: FUNDS OF THE TRUST

---------------------------------------------------------------------------------------------------------------
          FUND NAME                     CLASS NAME                   CUSIP        SYMBOL        APPLICABLE
                                                                                               FEE SCHEDULE
---------------------------------------------------------------------------------------------------------------
Amundi Smith Breeden Total          Institutional Class Shares      0077IX591                   Schedule A
Return Bond Fund
                                    Retirement Class Shares         0077Ix617
---------------------------------------------------------------------------------------------------------------
PineBridge Dynamic Asset            Institutional Class Shares      0077IX575      PDAIX        Schedule A
Allocation Fund
                                    Investor Servicing Shares       0077IX567      PDAVX
---------------------------------------------------------------------------------------------------------------
Chiron Capital Allocation Fund      Class I Shares                  0077IX583      CCAPX        Schedule A
---------------------------------------------------------------------------------------------------------------
Chilton Strategic European          Institutional Class Shares      00771X435      CHEUX        Schedule B
Equities Fund
---------------------------------------------------------------------------------------------------------------

                       SCHEDULE B: ANCILLARY FEE SCHEDULE

NOTE: The following Ancillary Fee Schedule relates to the Services Agreement by and between Atlantic Shareholder Services, LLC and The Advisors' Inner Circle Fund III (the "AGREEMENT"). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

Defined terms in this Fee Schedule have the meanings set forth in the Agreement, as amended from time to time.

ANNUAL ASSET-BASED FEE

     o 1/4 of 1.0 basis point (0.0025%) on the first $500 million in total assets

     o 1/10 of 1.0 basis point (0.001%) on the next $500 million in total assets

     o 1/20 of 1.0 basis point (0.0005%) on total assets in excess of $1 billion

ANNUAL ACCOUNT FEES

     o    $18 per open non-level three and level zero accounts

     o $12 per open level three and level zero accounts for the first 2,500 accounts

     o $10 per open level three and level zero accounts for the next 2,500 accounts

     o $8 per open level three and level zero accounts for the next 5,000 accounts

     o $6 per open level three and level zero accounts for accounts in excess of 10,000 accounts

     o    Open account fees subject to an $18,000 minimum per CUSIP

     o    $2.04 per closed account

OPTIONAL SERVICES

     o    NSCC price and rate profile services: $180 per CUSIP annually

     o    Client/intermediary internet access: $1,200 annually

     o    Shareholder internet access

          o $6,000 per fund annually, subject to an $18,000 annual maximum per site

          o $7,500 implementation fee -- waived if this service is selected pre-implementation

     o    Market timing analytics (Rule 22c-2)

          o $0.60 per account annually subject to a $2,400 minimum per CUSIP annually; minimum not to exceed $7,200 annually

          o $500 per CUSIP set-up fee -- waived if this service is selected pre-implementation

     o Blue Sky administration: $65 annually for each permit or similar state registration

     o    Customized development post implementation: $200 per hour

OUT-OF-POCKET EXPENSES

Out-of-pocket expenses include, but are not limited to: banking fees; Blue Sky state sales charges; CIP scanning; data storage; escheatment; FinCEN; imaging; literature fulfillment; mailing, postage and printing; NSCC fees; OFAC; paper stock; proxy services; record retention; regulatory enhancements; and telecommunications.